SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2016

BRIDGELINE DIGITAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33567	52-2263942
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Blanchard Road

Burlington, MA 01803

(Address of principal executive offices, including zip code)

     (781) 376-5555

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement

On May 17, 2016, Bridgeline Digital (the “Company”) entered into amendments (the “Amendments”) to certain term notes (the “Notes”) with each of Mr. Michael Taglich and Mr. Robert Taglich, current members of the Company’s Board of Directors and Mr. Roger Kahn, the current Chief Executive Officer of the Company and the interim Co-Chief Executive Officer at the time he entered into the original Note (each, a “Lender” and collectively the “Lenders”). The Amendments included the addition of a conversion provision that allows the Company to convert each of the Notes into shares of Company common stock (“Common Stock”) at a conversion price equal to $0.75 per share, which conversion was approved by the Company’s stockholders on April 29, 2016 in anticipation of the execution of the Amendments of the Notes. Taglich Brothers, Inc. served as placement agent for the transaction.

On May 17, 2016, the Company sent notices to each of the Lenders of its election to convert the Notes into shares of Common Stock. Pursuant to the conversion, principal under the Notes in the amount of $3,000,000, accrued interest in the amount of $204,112 and a prepayment penalty in the amount of $50,000 were converted into a total of 4,338,822 shares of Common Stock.

As compensation for acting as placement agent, the Company paid Taglich Brothers, Inc. a cash payment of $208,267 and issued to Taglich Brothers, Inc., or its designees, five-year warrants to purchase an aggregate of 433,883 shares of Common Stock at an exercise price equal to $0.73 per share. The warrants are exercisable starting on the sixth-month anniversary of issuance, provide the holders piggyback registration rights with respect to the shares of Common Stock underlying the warrants and contain a cashless exercise provision.

The shares of Common Stock issued upon conversion of the Notes and issuable upon exercise of the warrants are restricted securities and may be sold only pursuant to Rule 144 or in another transaction exempt from the registration requirements under the Securities Act of 1933.

The description of the Amendments and securities contained in this Form 8-K is qualified in its entirety by reference to the full text of the Amendments that the Company filed as exhibits to this Form 8-K.

Item 3.02.	Unregistered Sales of Equity Securities

In connection with the transactions described in Item 1.01 above, the Company issued unregistered equity securities.

The securities offered, issued and sold pursuant to the private placement were issued without registration and are subject to restrictions under the Securities Act of 1933, as amended, and the securities laws of certain states, in reliance on the private offering exemptions contained in Section 4(a)(2) of the Securities Act of 1933 and on Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws as a transaction not involving a public offering.

Item 9.01	Financial Statements and Exhibits

(d)      Exhibits.

Exhibit No.	Exhibit Description

10.1	Amendment #2 to Promissory Notes between Bridgeline Digital, Inc. and Michael Taglich, dated May 17, 2016

10.2	Amendment #2 to Promissory Notes between Bridgeline Digital, Inc. and Robert Taglich, dated May 17, 2016

10.3	Amendment to Promissory Note between Bridgeline Digital, Inc. and Roger Kahn, dated May 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGELINE DIGITAL, INC. (Registrant)

By:	/s/ Michael D. Prinn
Michael D. Prinn
Executive Vice President and Chief Financial Officer

Date: May 23, 2016

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Amendment #2 to Promissory Notes between Bridgeline Digital, Inc. and Michael Taglich, dated May 17, 2016

10.2	Amendment #2 to Promissory Notes between Bridgeline Digital, Inc. and Robert Taglich, dated May 17, 2016

10.3	Amendment to Promissory Note between Bridgeline Digital, Inc. and Roger Kahn, dated May 17, 2016